Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No.             ) on Form S-3 of Renasant Corporation and any related Prospectus of our report dated March 8, 2012, related to our audit of the consolidated financial statements and internal control over financial reporting of Renasant Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HORNE LLP

Memphis, Tennessee

September 5, 2012